CONFORMED COPY


















                          AGREEMENT AND PLAN OF MERGER


                                      Among


                        CABLEVISION SYSTEMS CORPORATION,


                                CCG HOLDINGS INC.


                                       and


                          CLEARVIEW CINEMA GROUP, INC.





                           Dated as of August 12, 1998

                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER (hereinafter called this "AGREEMENT"), dated as of August 12, 1998, among Cablevision Systems Corporation, a Delaware corporation ("PARENT"), CCG Holdings Inc, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Clearview Cinema Group, Inc., a Delaware corporation (the "COMPANY" the Company and Merger Sub sometimes being hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS")


                                    RECITALS

            WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of the Company with Merger Sub (the "MERGER") and approved and declared advisable the Merger upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, provided that the Average Parent Share Price (as defined in
Section  4.1(a))  is  greater  than or equal to the Floor  Price (as  defined in
Section 1.1), it is intended that, for federal income tax purposes, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company (the "SELLING STOCKHOLDERS") who own or control the right to vote Shares and other Company Securities (each as defined in Section 4.1(a)) representing a majority of the outstanding Shares on a fully diluted basis are entering into one or more voting and option agreements with Parent (the "STOCKHOLDER
AGREEMENTS"), pursuant to which each of the Selling Stockholders has agreed to vote all of the Shares and other Company Securities currently beneficially owned and hereinafter acquired by him, her or it in favor of the Merger (and has agreed, if so requested by Parent, to exercise any warrants to purchase Shares so that he, she or it may vote such Shares together with other holders of Shares at the Stockholders Meeting);

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Midmark Capital, L.P. (the "WARRANTHOLDER"), the holder of a warrant (the "CLASS A WARRANT") to purchase 282,600 Shares, is entering into an agreement with the Company and Parent (the "WARRANTHOLDER AGREEMENT"), pursuant to which the Warrantholder and the Company have agreed that immediately prior to the Effective Time (as defined in Section 1.3) the Warrantholder shall surrender its Class A Warrant to the Company for cancellation in exchange for payment by the Company of $1.00; and

            WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger.

            NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                   The Merger; Closing; Effective Time

            I.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL"); PROVIDED, HOWEVER, that if the Average Parent Share Price is less than $72.00 (the "FLOOR PRICE"), at Parent's sole option and discretion, at the Effective Time (as defined in Section 1.3), Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, the Company shall be the Surviving Corporation and the separate corporate existence of the Company shall continue unaffected by the Merger.

            I.2. CLOSING. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "CLOSING DATE").

            I.3. EFFECTIVE TIME. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "DELAWARE
CERTIFICATE OF MERGER") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "EFFECTIVE TIME").


                                   ARTICLE II

                Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

            II.1. THE CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "CHARTER"), until duly amended as provided therein or by applicable law; PROVIDED, HOWEVER, that if the Average Parent Share Price is less than the Floor Price and Parent shall elect that Merger Sub merge with and into the Company at the Effective Time, the Charter shall be amended and restated to be identical to the certificate of incorporation of Merger Sub until duly amended as provided therein or by applicable law.

            II.2.  THE  BY-LAWS.  The  by-laws  of  Merger  Sub in effect at the
Effective  Time  shall  be  the  by-laws  of  the  Surviving   Corporation  (the
"BY-LAWS"), until thereafter amended as provided therein or by applicable law.


                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

            III.1. DIRECTORS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

            III.2. OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.


                                   ARTICLE IV

                 Effect of the Merger on Capital Stock;
                            Exchange of Certificates

            IV.1. EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

            (a) MERGER CONSIDERATION. Subject to Section 4.1(b) and Section 4.2,

            (i) each share of the Common Stock, par value $.01 per share, of the Company (the "SHARES") issued and outstanding at the Effective Time (other than (A) Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "PARENT COMPANIES") or by the Company or any direct or indirect subsidiary of the Company (collectively, the "COMPANY ENTITIES") and in each case not held on behalf of third parties and (B) Shares ("DISSENTING SHARES") that are held by stockholders ("DISSENTING COMMON STOCKHOLDERS") exercising appraisal rights pursuant to Section 262 of the DGCL (collectively, "EXCLUDED
      SHARES")) shall be converted into, and become exchangeable for, at the option of the holder thereof (the "SHARE MERGER CONSIDERATION"), (A) $24.25 in cash (the "SHARE CASH CONSIDERATION") or (B) that number of shares of Class A Common Stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") (the "SHARE STOCK CONSIDERATION") equal to the amount (rounded to four decimal places)(the "SHARE CONVERSION NUMBER") derived by dividing $24.25 by the average (rounded to four decimal places) of the average of the daily per share high and low sales prices, regular way (the "AVERAGE PARENT SHARE PRICE") of Parent Common Stock as reported on the American Stock Exchange, Inc. (the "ASE") composite transactions reporting system (as reported in the New York City edition of THE WALL STREET JOURNAL or, if not reported therein, another authoritative source) on each of the ten (10) trading days (the "AVERAGING PERIOD") ending on and including the third trading day prior to the Closing Date; PROVIDED, however, that, if the Average Parent Share Price is less than the Floor Price, the Share Merger Consideration shall be the Share Cash Consideration and no holder of Shares shall have the option or right to elect to receive (and Parent shall have no obligation to issue) Share Stock Consideration;

            (ii) each share of the Class A Convertible Preferred Stock, par value $.01 per share, of the Company (the "CLASS A PREFERRED SHARES") issued and outstanding at the Effective Time (other than (A) Class A Preferred Shares owned by the Parent Companies or by the Company Entities and in each case not held on behalf of third parties and (B) Class A Preferred Shares ("DISSENTING CLASS A PREFERRED SHARES") that are held by stockholders ("DISSENTING CLASS A PREFERRED STOCKHOLDERS") exercising appraisal rights pursuant to Section 262 of the DGCL (collectively, "EXCLUDED CLASS A PREFERRED SHARES") shall be converted into, and become exchangeable for, at the option of the holder thereof (the "CLASS A PREFERRED SHARE MERGER CONSIDERATION"),(A) the amount, in cash (the "CLASS A PREFERRED SHARE CASH CONSIDERATION"), derived by multiplying (x) the number of Shares issuable upon conversion of a Class A Preferred Share immediately prior to the Effective Time (the "CLASS A CONVERSION NUMBER") by (y) the Share Cash Consideration or (B) the number of shares of Parent Common Stock (the "CLASS A PREFERRED SHARE STOCK CONSIDERATION") equal to the amount (rounded to four decimal places) derived by multiplying the Class A Conversion Number and the Share Conversion Number; PROVIDED, however, that, if the Average Parent Share Price is less than the Floor Price, the Class A Preferred Share Merger Consideration shall be the Class A Preferred Share Cash Consideration and no holder of Class A Preferred Shares shall have the right or option to elect to receive (and Parent shall have no obligation to issue) Class A Preferred Share Stock Consideration;

            (iii) each share of the Class B Nonvoting Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company (the "CLASS B
      PREFERRED SHARES") issued and outstanding at the Effective Time (other than (A) Class B Preferred Shares owned by the Parent Companies or by the Company Entities and in each case not held on behalf of third parties and
      (B) Class B Preferred Shares ("DISSENTING CLASS B PREFERRED SHARES") that are held by stockholders ("DISSENTING CLASS B PREFERRED Stockholders") exercising appraisal rights pursuant to Section 262 of the DGCL (collectively, "EXCLUDED CLASS B PREFERRED Shares") shall be converted into, and become exchangeable for (the "CLASS B PREFERRED SHARE MERGER CONSIDERATION"), the amount, in cash (the "CLASS B PREFERRED SHARE CASH CONSIDERATION"), equal to the redemption price per Class B Preferred Share that would be payable by the Company in accordance with the Certificate of Designation of the Class B Preferred Shares if the Company were to redeem the Class B Preferred Shares immediately prior to the Effective Time; and

            (iv) each share of the Class C Convertible Preferred Stock, par value $.01 per share, of the Company (the "CLASS C PREFERRED SHARES" and, together with the Class A Preferred Shares and the Class B Preferred Shares, the "PREFERRED SHARES" and, the Preferred Shares together with the Shares, the "COMPANY Securities") issued and outstanding at the Effective Time (other than (A) Class C Preferred Shares owned by the Parent Companies or by the Company Entities and in each case not held on behalf of third parties and (B) Class C Preferred Shares ("DISSENTING CLASS C PREFERRED SHARES" and, together with the Dissenting Shares, the Dissenting Class A Preferred Shares and the Dissenting Class B Preferred Shares, the "DISSENTING SECURITIES") that are held by stockholders ("DISSENTING CLASS C PREFERRED STOCKHOLDERS" and, together with the Dissenting Common Stockholders, the Dissenting Class A Preferred Stockholders and the Dissenting

      Class B Preferred Stockholders, the "DISSENTING SECURITYHOLDERS") exercising appraisal rights pursuant to Section 262 of the DGCL (collectively, "EXCLUDED CLASS C PREFERRED SHARES" and, together with the Excluded Shares, the Excluded Class A Preferred Shares and the Excluded Class B Preferred Shares, the "EXCLUDED SECURITIES") shall be converted into, and become exchangeable for, at the option of the holder thereof (the "CLASS C PREFERRED SHARE MERGER CONSIDERATION" and, together with the Share Merger Consideration, the Class A Preferred Share Merger Consideration and the Class B Preferred Stock Merger Consideration, the "MERGER CONSIDERATION") (A) the amount, in cash (the "CLASS C PREFERRED SHARE CASH CONSIDERATION" and, together with the Share Cash Consideration, the Class A Preferred Share Cash Consideration and the Class B Preferred Share Cash Consideration, the "SECURITY CASH CONSIDERATION"), derived by multiplying (x) the number of Shares issuable upon conversion of a Class C Preferred Share based on an exchange ratio of 51 Shares per Class C Preferred Share (the "CLASS C CONVERSION NUMBER" and, together with the Conversion Number and the Class A Conversion Number, the "SECURITY CONVERSION NUMBER") by (y) the Share Cash Consideration and adding to such amount the accrued but unpaid dividends on a Class C Preferred Share through the Effective Time or (B) the number of shares of Parent Common Stock (the "CLASS C PREFERRED SHARE STOCK CONSIDERATION" and, together with the Share Stock Consideration and the Class A Preferred Share Stock Consideration, the "SECURITY STOCK CONSIDERATION") equal to the amount (rounded to four decimal places) derived by multiplying the Class C Conversion Number and the Share Conversion Number and adding to such number of shares of Parent Common Stock, the number of shares of Parent Common Stock derived by dividing the amount of accrued but unpaid dividends on a Class C Preferred Share through the Effective Time by the Average Parent Share Price; PROVIDED, HOWEVER, that, if the Average Parent Share Price is less than the Floor Price, the Class C Preferred Share Merger Consideration shall be the Class C Preferred Share Cash Consideration and no holder of Class C Preferred Shares shall have the right or option to elect to receive (and Parent shall have no obligation to issue) Class C Preferred Share Stock Consideration.

            (b) CANCELLATION OF COMPANY SECURITIES. Each Excluded Security issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist subject to the rights of the holder thereof, if such holder is a Dissenting Securityholder, under Section 262 of the DGCL. At the Effective Time, all Company Securities shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate formerly representing any of such Company Securities (other than Excluded Securities) (a "CERTIFICATE") shall, subject to the terms and upon the conditions of this Agreement, thereafter represent only the right to receive the applicable Merger Consideration and the right, if any, to receive pursuant to
Section 4.2(e) cash in lieu of any fractional shares into which such Company Securities otherwise would have been converted pursuant to Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

            (c) MERGER SUB. At the Effective Time, each share of Common Stock, par value $.01 per share (the "Merger Sub Shares"), of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and certificates evidencing any such shares of Merger Sub shall continue to evidence shares of Common Stock of the Surviving Corporation; PROVIDED, HOWEVER, that if the Average Parent Share Price is less than the Floor Price and Parent shall elect that Merger Sub be merged with and into the Company at the Effective Time, each Merger Sub Share outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

            IV.2. ALLOCATION OF MERGER CONSIDERATION; ELECTION PROCEDURES. For purposes of this Agreement "SHARE EQUIVALENTS" shall mean (i) with respect to Shares, the number of outstanding Shares, (ii) with respect to Class B Preferred Shares, the amount derived by multiplying (A) the number of outstanding Class B Preferred Shares by (B) the amount derived by dividing the Class B Preferred Share Cash Consideration by the Share Cash Consideration, and (iii) with respect to the Class A Preferred Shares and the Class C Preferred Shares (the
"CONVERTIBLE PREFERRED SHARES"), the number of Shares into which such outstanding Convertible Preferred Shares could be converted immediately prior to the Effective Time.

            (a) ALLOCATION.(i) If the holders of Shares and Convertible Preferred Shares have the option to elect Security Cash Consideration or Security Stock Consideration, the number of Shares and Convertible Preferred Shares to be converted into the right to receive the applicable Security Stock Consideration and the applicable Security Cash Consideration in the Merger shall be determined as follows:

            (ii) Subject to Section 4.2(a)(iv), notwithstanding anything in this Agreement to the contrary, the aggregate number of Share Equivalents (the "STOCK ELECTION NUMBER") represented by the Shares and Convertible Preferred Shares to be converted into the right to receive the applicable Security Stock Consideration shall be equal, as closely as practicable, to forty-five percent (45%) of the sum of (A) the aggregate number of Share Equivalents represented by outstanding Company Securities (treating any Company Securities to be cancelled pursuant to Section 4.1(b) as not being outstanding for this purpose) immediately prior to the Effective Time and
      (B) the aggregate number of Share Equivalents represented by any Class B Preferred Shares redeemed by the Company prior to the Effective

      Time.

            (iii) Subject to Section 4.2(a)(iv), notwithstanding anything in this Agreement to the contrary, the aggregate number of Share Equivalents (the "CASH ELECTION NUMBER") represented by the Shares and Convertible Preferred Shares to be converted into the right to receive the applicable Security Cash Consideration shall equal, as closely as practicable, the number of Share Equivalents represented by the difference between (A) the aggregate number of Share Equivalents represented by outstanding Company Securities immediately prior to the Effective Time and (B) the Stock Election Number.

            (iv) Notwithstanding anything in this Agreement to the contrary, unless the Average Parent Share Price is less than the Floor Price, if, absent this Section 4.2(a)(iv), as of the Effective Time the aggregate value of the Security Stock Consideration (calculated using the most recent available price for Parent Common Stock on the ASE) would be less than 45% of the sum of (x) the aggregate value of the Security Cash Consideration and (y) the aggregate value of the Security Stock Consideration (calculated using the most recent available price for Parent Common Stock on the ASE), then the Stock Election Number and the Cash Election Number (but not the Security Conversion Numbers) shall be adjusted as necessary so that, as of the Effective Time, the aggregate value of the Security Stock Consideration (calculated using the most recent available price for Parent Common Stock on the ASE) shall equal, as closely as possible, 45% of the sum of (x) the aggregate value of the Security Cash Consideration and (y) the aggregate value of the Security Stock Consideration (calculated using the most recent available price for Parent Common Stock on the ASE); PROVIDED, HOWEVER, that if the Stock Election Number resulting from such adjustment would be greater than the Stock Election Number that would have resulted pursuant to Section 4.2(a)(ii) (without regard to this Section 4.2(a)(iv)) if the Average Parent Share Price had been equal to the Floor Price, then Parent, at its sole discretion, shall have the option of either (i) adjusting the Stock Election Number and the Cash Election Number as set forth above in this
      Section 4.2(a)(iv) or (ii) treating the Average Parent Share Price as being less than the Floor Price for all purposes of this Agreement, including the availability of the election set forth in Section 1.1 and the concomitant change in the form of the Merger Consideration to all cash as set forth in the provisos to Sections 4.1(a)(i), (ii) and (iv).

            (b)      ELECTION AND PRORATION PROCEDURES.

            (i) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent, with the Company's prior approval, which shall not be unreasonably withheld or delayed (the "EXCHANGE AGENT"), for the benefit of the holders of Certificates representing Company Securities issued and outstanding immediately prior to the Effective Time, the shares of Parent Common Stock, cash and any dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to Section 4.1 and this Section 4.2 in exchange for such Company Securities upon due surrender of such Certificates pursuant to the provisions of this Article IV (such cash and certificates representing shares of Parent Common Stock, together with any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "EXCHANGE FUND").

            (ii) Provided the Average Parent Share Price is greater than or equal to the Floor Price, and subject to allocation and proration in accordance with the provisions of this Section 4.2, each record holder of Shares and Convertible Preferred Shares (other than Excluded Securities) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled (A) to elect to receive in respect of each such Company Security (x) the applicable Security Cash Consideration (a "CASH ELECTION") or (y) the applicable Security Stock Consideration (a "STOCK ELECTION") or (B) to indicate that such record holder has no preference as to the receipt of the applicable Security Cash Consideration or the applicable Security Stock Consideration for such Shares or Convertible Preferred Shares (a "NON-ELECTION"). Shares and Convertible Preferred Shares in respect of which a Non-Election is made (including Shares and Convertible Preferred Shares in respect of which such a Non-Election is deemed to have been made pursuant to this Section 4.2 and
      Section 4.3 (collectively, "NON-ELECTION SECURITIES") shall be deemed by Parent, in its sole and absolute discretion, subject to Sections 4.2(b)(v)-(vii), to be, in whole or in part, Shares and Convertible Preferred Shares in respect of which Cash Elections or Stock Elections have been made.

            (iii) Elections  pursuant to Section  4.2(b)(ii)  shall be made on a form with such provisions as may be reasonably agreed upon by the Company and Parent (a "FORM OF ELECTION") to be provided by the Exchange Agent for that purpose to record holders of Shares and Convertible Preferred Shares (other than holders of Excluded Securities), together with appropriate transmittal materials, at the time of mailing to holders of record of Company Securities of the Prospectus/Proxy Statement (as defined in
      Section 6.3) in connection with the  Stockholders  Meeting  referred to in
      Section 6.4. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m. on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Parent as soon as practicable but in no event less than ten trading days prior to the Closing Date) (the "ELECTION DEADLINE") and (y) accompanied by the Certificate(s) representing the Shares and Convertible Preferred Shares as to which the election is being made (or by an appropriate guarantee of delivery of such Certificate(s) by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., PROVIDED that such Certificates are in fact delivered to the Exchange Agent within five trading days after the date of execution of such guarantee of delivery). The Company shall use its best efforts to make a Form of Election available to all Persons who become holders of record of Shares or Convertible Preferred Shares (other than Excluded Securities) between the date of mailing described in the first sentence of this Section 4.2(b)(iii) and the Election Deadline. Parent shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of Parent (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. A holder of Shares or Convertible Preferred Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

            (iv) An election pursuant to Section 4.2(b)(ii) may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) representing Company Securities that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted prior to the Election Deadline in accordance with paragraph (b)(iii), such Shares and Convertible Preferred Shares shall be deemed Non-Election Securities. In the event that this Agreement is terminated pursuant to the provisions hereof and any Company Securities have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Company Securities shall promptly be returned without charge to the Person (as defined below) submitting the same.

            (v) In the event that the aggregate number of Share Equivalents represented by the outstanding Shares and Convertible Preferred Shares in respect of which Cash Elections have been made exceeds the Cash Election Number, (a) all Shares and Convertible Preferred Shares in respect of which Stock Elections have been made or are deemed to have been made (the "STOCK ELECTION SECURITIES") shall be converted into the right to receive the applicable Securities

      Stock Consideration, and (b) all Non-Election Securities and Shares and Convertible Preferred Shares in respect of which Cash Elections have been made shall be converted into the right to receive the respective applicable Security Stock Consideration or Security Cash Consideration in the following order and manner:

                     (A) first, all  Non-Election  Securities shall be deemed to be Shares and Convertible Preferred Shares in respect of which Stock Elections have been made and treated as Stock Election Securities;

                     (B) second, if necessary, an aggregate number of shares and
            Convertible Preferred Shares in respect of which Cash Elections have been made shall be deemed converted into and treated as Stock
            Election  Securities,  (such  aggregate  number  to  be  apportioned pro-rata  among  record  holders  of  such  Shares  and  Convertible
            Preferred   Shares,   based  on  the  number  of  Share  Equivalents
            represented thereby), so that the number of Share Equivalents represented by the Shares and Convertible Preferred Shares so converted, when added to the Share Equivalents represented by all other Stock Election Securities (including Non-Election Securities deemed to be Stock Election Securities), shall equal as closely as practicable, the Stock Election Number; and

                     (C) third, any remaining  Shares and Convertible  Preferred
            Shares in respect of which Cash Elections have been made and all Class B Preferred Shares shall be converted into the right to receive the applicable Security Cash Consideration.

            (vi) In the event that the aggregate number of Share Equivalents represented by the outstanding Shares and Convertible Preferred Shares in respect of which Stock Elections have been made exceeds the Stock Election Number, (a) all Shares and Convertible Preferred Shares in respect of which Cash Elections have been made or are deemed to have been made (the "CASH ELECTION SECURITIES") and all Class B Preferred Shares shall be converted into the right to receive the applicable Securities Cash
      Consideration, and (b) all Non-Election Securities and Shares and Convertible Preferred Shares in respect of which Stock Elections have been made shall be converted into the right to receive the respective applicable Security Cash Consideration and Security Stock Consideration in the following order and manner:

                     (A) first, all  Non-Election  Securities shall be deemed to be Shares and Convertible Preferred Shares in respect of which Cash Elections have been made and treated as Cash Election Securities;

                     (B) second, if necessary, an aggregate number of shares and
            Convertible Preferred Shares in respect of which Stock Elections have been made shall be deemed converted into and treated as Cash Election Securities, such aggregate number to be apportioned pro-rata  among  record  holders  of  such  Shares  and  Convertible
            Preferred   Shares,   based  on  the  number  of  Share  Equivalents
            represented thereby), so that the number of Share Equivalents represented by the Shares and Convertible Preferred Shares so converted, when added to the Share Equivalents represented by all Class B Preferred Shares and all other Cash Election Securities (including Non-Election Securities to be deemed Cash Election Securities), shall equal as closely as practicable the Cash Election Number; and

                     (C) third, any remaining  Shares and Convertible  Preferred
            Shares in respect of which Stock Elections have been made shall be converted into the right to receive the applicable Security Stock Consideration.

            (vii) In the event that clauses (v) and (vi) of this Section 4.2(b) are not applicable, all Non-Election Securities shall be deemed by Parent, in its sole and absolute discretion, subject to Section 4.2(a), to be, in whole or in part, Shares and Convertible Preferred Shares in respect of which Cash Elections or Stock Elections have been made, as applicable.

            (viii) The Exchange Agent, in consultation with Parent and the Company, shall make all computations to give effect to this Section 4.2.

            (ix) Subject to this Section 4.2(b) and Section 4.2(h), upon surrender of a Certificate representing Stock Election Securities for cancellation to the Exchange Agent together with a duly completed Form of Election, the holder of such Certificate shall be entitled to receive (a) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV,
      (b) a check in the amount (after giving effect to any required tax withholdings) of (x) any cash in lieu of fractional shares plus (y) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates representing Stock Election Securities. In the event of a transfer of ownership of Company Securities that is not registered in the transfer records of the Company, the applicable Stock Merger Consideration payable in respect of such Company

      Securities may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Securities is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

            (x) Subject to this Section 4.2(b) and Section 4.2(h), upon surrender of a Certificate representing Cash Election Securities (or, if the Average Parent Share Price is less than (or pursuant to Section 4.2(a)(iv), is, at Parent's option, treated as being less than) the Floor Price, any Company Securities) for cancellation to the Exchange Agent together with a duly completed Form of Election, the holder of such Certificate shall be entitled to receive a check in the amount such holder is entitled to receive pursuant to this Article IV, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Securities that is not registered in the transfer records of the Company, the applicable Cash Merger Consideration payable in respect of such Company Securities may be issued and/or paid to such a transferee if the Certificate formerly representing such Company
      Securities is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

            For the purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including not-for-profit entity), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d) or other entity of any kind or nature.

            (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED COMPANY SECURITIES; VOTING. (i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of Parent Common Stock shall be paid to any holder of any unsurrendered Certificate representing Stock Election Securities until such Certificate is surrendered for exchange in accordance with this

Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender.

            (ii) Holders of unsurrendered Certificates representing Stock Election Securities shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

            (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Securities that were outstanding immediately prior to the Effective Time.

            (e) FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Company Securities entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a share of Parent Common Stock based on the Average Parent Share Price.

            (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and/or any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and this Section 4.2 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Securities for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) LOST, STOLEN OR DESTROYED. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the

Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and/or any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Sections 4.1 and this 4.2 deliverable in respect of the Company Securities represented by such Certificate pursuant to this Agreement.

            (h) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.8.

            IV.3. DISSENTERS' RIGHTS. No Dissenting Securityholder shall be entitled to any Merger Consideration pursuant to this Article IV unless and until such Person thereof shall have failed to perfect or shall have effectively withdrawn or lost such Person's right to dissent from the Merger under the DGCL, and any Dissenting Securityholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Company Securities owned by such Dissenting Securityholder. If any Person who otherwise would be deemed a Dissenting Securityholder shall have failed to perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Company Securities, such Company Securities shall immediately become Non-Election Shares. The
Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Dissenting Securities, offer to settle or settle any such demands or approve any withdrawal of any such demands.

            IV.4. ADJUSTMENTS TO PREVENT. In the event that the Company changes the number of Company Securities or securities convertible or exchangeable into or exercisable for Company Securities, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including, without limitation, the Parent's publicly announced two-for-one stock split or any reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction, the Merger Consideration and the Floor Price shall be equitably adjusted.

                                    ARTICLE V

                         Representations and Warranties

            V.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company hereby represents and warrants to Parent and Merger Sub that:

            (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates of incorporation and by-laws, each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and by-laws as so made available are in full force and effect. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business.

            As used in this Agreement, the term (i) "SUBSIDIARY" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole or a material condition, restriction or other limitation on Parent's ability to own, operate or otherwise control the Company and its Subsidiaries or their respective assets and businesses, taken as a whole; PROVIDED, HOWEVER, that a Company Material Adverse Effect shall not include any effect upon the financial condition, properties, business or results of operations of the Company, or any of its Subsidiaries, resulting or arising from (A) changes in national economic or business conditions generally or affecting the movie theater industry specifically, or (B) the public announcement of the execution of the Merger Agreement and the transactions contemplated thereby.

            (b) CAPITAL  STRUCTURE.  The authorized capital stock of the Company consists of 12,500,000 shares consisting of 10,000,000 Shares, of which 2,304,802 Shares were outstanding as of the close of business on August 11, 1998, and 2,500,000 shares of Preferred Stock, par value $.01 per share, of which 779 Class A Preferred Shares, 750 Class B Preferred Shares and 3,000 Class C Preferred Shares were outstanding as of the close of business on August 11, 1998. All of the outstanding Shares and Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 467,400 Shares reserved for issuance upon conversion of the outstanding Shares of Class A Preferred Shares and 367,347 Shares reserved for issuance upon conversion of the outstanding Shares of Class C Preferred Shares, the Company has no Shares or Preferred Shares reserved for issuance, except for 450,000 Shares reserved for issuance pursuant to options outstanding under the Company's 1997 Stock Incentive Plan, as amended and restated on April 28, 1998 (the "STOCK PLAN"), 100,000 Shares reserved for issuance pursuant to warrants (the "IPO WARRANTS") held by Prime Charter Ltd. and 282,600 Shares reserved for issuance pursuant to the Class A Warrant. The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plan (each a "COMPANY OPTION"), including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance ("LIENS"). Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("VOTING DEBT"). The Securities (as defined in the Stockholders Agreement) represent a majority of the outstanding Shares on a fully diluted basis, excluding Options not scheduled to vest and become exercisable before June 30, 1999.

            (c) CORPORATE AUTHORITY;  APPROVAL AND OPINION OF FINANCIAL ADVISOR.
(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares and Class A Preferred

Shares, voting together as a single class (the "COMPANY REQUISITE VOTE"). This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

            (ii) The Board of Directors of the Company (A) has unanimously approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion of its financial advisors, Credit Suisse First Boston Corporation ("CSFB"), to the effect that, as of the date of this Agreement, the Share Merger
      Consideration to be received by the holders of Shares in the Merger is fair to such holders from a financial point of view, a copy of the written opinion of which will be delivered to Parent promptly after receipt thereof by the Company. It is agreed and understood that such opinion is for the benefit of the Company's Board of Directors and may not be relied on by Parent or Merger Sub.

            (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Exchange Act and the Securities Act of 1933, as amended (the "SECURITIES ACT"), (C) to comply with state securities or "blue-sky" laws, and (D) required to be made with the ASE, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent the Company from consummating the transactions contemplated by this Agreement.

            (ii) The execution, delivery and performance of (A) this Agreement by the Company and (B) the Stockholders Agreements by the Selling Stockholders do not, and the consummation (x) by the Company of the Merger and the other transactions contemplated hereby and (y) the Selling Stockholders of the transactions contemplated thereby, will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, a default under, or the acceleration of any obligations or the creation of a Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent the Company from consummating the transactions contemplated by this Agreement and the Stockholders Agreements.

            (e) COMPANY REPORTS; FINANCIAL STATEMENTS. The Company has delivered to Parent and Merger Sub each registration statement, report, proxy statement or information statement prepared by it since December 31, 1997 (the "AUDIT DATE"), including the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, and the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof and as amended, the "COMPANY REPORTS"). As of their respective dates, (or, if amended, as of the date of the latest of such amendments) the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

            (f) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses (other than the capital expenditures and transactions listed in and permitted by Section 6.1(c)(iii) of the Company Disclosure Letter) and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance other than any such damage, destruction or casualty loss that, individually or in the aggregate has not had or is not reasonably likely to have a Company Material Adverse Effect;
(iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; or (iv) any change by the Company in accounting principles, practices or methods. Section 5.1(f) of the Company Disclosure Letter contains a list of the executive officers of the Company and the annual compensation payable to each.

            (g) LITIGATION AND LIABILITIES. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries or (ii) liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or liabilities of, the Company or any of its Affiliates, except for those that, would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or prevent the Company from consummating the transactions contemplated by this Agreement. For purposes of this Agreement "knowledge" shall mean actual knowledge without investigation.

            (h)      EMPLOYEE BENEFITS.

            (i)  A  copy  of  each  bonus,   deferred   compensation,   pension,
      retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, consultants, former employees, former directors or former consultants of the Company and its Subsidiaries and under which the Company and its Subsidiaries may have liability (the "COMPENSATION AND BENEFIT PLANS") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in
      Section 5.1(h) of the Company Disclosure Letter.

            (ii) All  Compensation  and  Benefit  Plans  comply in all  material respects with all  applicable  law,  including but not limited to the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and that is intended to be qualified under Section 401(a) of the
      Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Code Section 501(a) from the Internal Revenue Service (the "IRS") for "TRA" (as defined in Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the executive officers of the Company, threatened litigation relating to the Compensation and Benefit Plans other than routine claims for benefits. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            (iii) Neither the Company nor any Subsidiary or any entity (an "ERISA AFFILIATE") which is considered one employer with the Company under
      Section 4001(b) of ERISA or Section 414 of the Code (an "ERISA AFFILIATE PLAN") currently maintains a "single employer plan" within the meaning of
      Section  4001(a)(15)  of ERISA.  Except  as  scheduled  in the list  under
      Section 5.1(h)(iii) of the Company Disclosure Letter, none of the Company, any of its Subsidiaries or any ERISA Affiliate has contributed, or been obligated to contribute, to a multiemployer plan (within the meaning of Section 3(37) of ERISA) under Subtitle E of Title IV of ERISA at any time since September 26, 1980. There is no pending investigation or enforcement action by the Department of Labor or IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

            (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan, including any multiemployer plan (within the meaning of Section 3(37) of ERISA), as of the date hereof have been timely made or have been reflected on the Company's financial statements.

            (v) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980 B of the Code except as set forth in the Company Disclosure Letter. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

            (vi) The consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreements will not, directly or indirectly (including, without limitation, as a result of any termination of employment following the Effective Time) (x) entitle any employees, consultants or directors of the Company or its Subsidiaries to any payment (including severance pay or similar compensation) or any increase in compensation, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans other than the Stock Plan or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

            (vii)  The  Company  and  its   Subsidiaries  do  not  maintain  any
      Compensation and Benefit Plans covering foreign Employees.

            (viii) With respect to each Compensation and Benefit Plan, if applicable, the Company has provided, made available, or will make available upon request, to Purchaser, true and complete copies of existing: (A) two most recent Forms 5500 filed with the IRS; (B) most recent actuarial report and financial statement; (C) the most recent summary plan description; (D) most recent determination letter issued by the IRS; (E) any Form 5310 or Form 5330 filed with the IRS; and (F) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

            (ix) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

            (x) With respect to the Company's Deferred Compensation Plan listed as item #2 of the Compensation and Benefit Plans listed in Section 5.1(h)(i) of the Company Disclosure Letter, there is no liability, vested or unvested, to any individual under said plan of deferred compensation.

            (i) COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit (other than "Environmental Laws" as defined in Section 5.1(k)) of any Governmental Entity (collectively, "LAWS"), except for violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent the Company from consummating the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the executive officers of the Company, threatened except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent the Company from consummating the transactions contemplated by this Agreement. No material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws except for such changes the failure to make, individually or in the aggregate, would not be reasonably be likely to have a Company Material Adverse Effect; and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted other than those the absence of which has not had and is not reasonably likely to have a Company Material Adverse Effect.

            (j) TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including
Section 203 of the DGCL) (each a "TAKEOVER Statute") or any anti-takeover provision in the Company's certificate of incorporation and by-laws is, or at the Effective Time will be, applicable to the Company, the Company Securities, the Merger or the other transactions contemplated by this Agreement and the Stockholders Agreements. Assuming the accuracy of Parent's representations and warranties contained in Section 5.2(j) (Ownership of Shares), the Board of Directors of the Company has taken all action so that Parent will not be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement, the Stockholders Agreements or the consummation of the transactions contemplated hereby or thereby.

            (k) ENVIRONMENTAL MATTERS. Except as disclosed in the Company Reports prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have Company Material Adverse Effect; (i) the Company and its Subsidiaries are in compliance with, and to the knowledge of the executive officers of the Company have at all times been in compliance with, all applicable Environmental Laws; (ii) the Company and its Subsidiaries are not responsible or liable for the release or threatened release of any Regulated Substance into the environment (including indoor and outdoor air, soil, subsurface strata, surface water or groundwater) at any property currently or formerly owned or operated by the Company or any of its Subsidiaries, where such release may reasonably be expected to give rise to claims, costs or requirements under applicable Environmental Laws for the investigation, removal, or remediation of such Regulated Substances by the Company or any of its Subsidiaries, or claims for personal injury or property damage; (iii) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries are in violation of any applicable Environmental Law, or are subject to liability under any Environmental Law for the release or threatened release of, or exposure to, any Regulated Substance at, or for the investigation,  removal  or  remediation  of any  Regulated  Substance  at,  any property currently or formerly owned or operated by the Company or its Subsidiaries or at any facility owned or operated by a third party; (iv) to the knowledge of the executive officers of the Company, neither the Company nor any of its Subsidiaries are liable under any Environmental Law for the release or threatened release of any Regulated Substance at any property currently or formerly owned or operated by the Company or any of its Subsidiaries or at any facility owned or operated by a third party; (v) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction, consent order or agreement with any Governmental Entity relating to liability under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries has entered into any agreement with a third party under which the Company or any of its Subsidiaries is obligated to indemnify such third party for liabilities arising under applicable Environmental Laws or relating to the investigation, removal or remediation of Regulated Substances; (vii) to the knowledge of the executive officers of the Company, none of the properties currently owned or leased by the Company or any of its Subsidiaries contains any underground storage tanks or friable asbestos-containing materials requiring abatement, and none of such properties contain any equipment containing polychlorinated biphenyls for which the Company or any of its Subsidiaries are responsible;
(viii) to the knowledge of the executive officers of the Company, there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property currently owned or lease by the Company or any of its Subsidiaries pursuant to any Environmental Law; and (ix) the Company has delivered to Parent copies of all environmental reports, studies, assessments, sampling data, permits and other governmental approvals in its possession relating to environmental conditions at the properties currently or formerly owned or leased by the Company or any of its Subsidiaries, or to the compliance of the operations of the Company and its Subsidiaries with applicable Environmental Laws.

            As used herein, the term "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, order, common law or published policy having the force of law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources or (B) the generation, use, storage, treatment, processing, disposal, release or threatened release of any Regulated Substance.

            As used herein, the term "REGULATED SUBSTANCE" means (A) any substance, hazardous material, pollutant, contaminant, toxic substance, toxic pollutant, solid waste, municipal waste, industrial waste or hazardous waste that is regulated or defined as such or otherwise regulated pursuant to any applicable Environmental Law; and (B) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, or radioactive material.

            (l) TAX MATTERS. As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            (m) TAXES. Except as provided in Section 5.1(m) the Company Disclosure Letter:

            (i) the Company and each of its Subsidiaries have filed all Tax Returns (as defined below) which are required by all applicable laws to be filed by them and such Tax Returns were complete and correct in all material respects, and have paid, or made adequate provision for the payment of, all material Taxes (as defined below) which have or may become due and payable pursuant to said Tax Returns and all other Taxes imposed to date other than those Taxes being contested in good faith and for which adequate provision has been made on the most recent balance sheet included in the Company Reports;


            (ii) all Taxes which the Company and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities (as defined below) to the extent due and payable;

            (iii) neither the Company nor any of its Subsidiaries has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or its Subsidiaries for the fiscal years prior to and including the most recent fiscal year;

            (iv) the Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code. The Company has at all times been taxable as a Subchapter C corporation under the Code;

            (v) the Company has never been a member of any consolidated group (other than with its Subsidiaries) for Tax purposes. The Company is not a party to any tax sharing agreement or arrangement, other than with its Subsidiaries;

            (vi) no material liens for Taxes exist with respect to any of the assets or properties of the Company or its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith;

            (vii) all of the U.S. federal income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability has expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs;

            (viii) all Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any Taxing Authority have been paid in full;

            (ix)  there  is  no  audit,   examination,   deficiency,  or  refund
      litigation pending with respect to any Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any Taxes;

            (x) the Company is not bound by any currently effective private ruling, closing agreement or similar agreement with any Taxing Authority with respect to any material amount of Tax;

            (xi) the Company shall not be required to include in a taxable period ending after the Effective Time any taxable income attributable to income that economically accrued in a prior taxable period as a result of
      Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law;

            (xii) immediately following the Merger, the Company will not have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation Section 1.1502-19.

            As used in this  Agreement,  (i) the  term  "TAX"  (including,  with correlative meaning, the terms "TAXES" and "TAXABLE") shall mean, with respect to any Person, (a) all taxes, domestic or foreign, including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person; (ii) the term "TAX RETURN(S)" shall mean all returns, consolidated or otherwise (including without limitation informational returns), required to be filed with any Taxing Authority; and (iii) the term "TAXING AUTHORITY" shall mean any authority responsible for the imposition or collection of any Tax.

            (n) LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the executive officers of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

            (o) INSURANCE. All material fire and casualty, director and officer, general liability, and business interruption, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries have been issued by companies reasonably believed by the executive officers of the Company to be reputable. Such policies insure the Company or such Subsidiary and the directors and officers of the Company and its Subsidiaries (as the case may
be) for losses customarily insured against by other Persons engaged in similar lines of business and are reasonable in both scope and amount, in light of the risks attendant to the businesses conducted by the Company and its Subsidiaries and except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or prevent the Company from consummating the transactions contemplated by this Agreement, are in compliance with all requirements under any leases, mortgages or other contractual obligations of the Company and its Subsidiaries pertaining to insurance matters.

            (p)      INTELLECTUAL PROPERTY.

            (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

            (ii) Except as disclosed in Company Reports filed prior to the date hereof or as is not reasonably likely to have a Company Material Adverse
      Effect:

                     (A) the  Company is not,  nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, "THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS");

                     (B) no claims with respect to (I) the  patents,  registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor, trade secrets or computer software owned by the Company or any of its Subsidiaries (collectively, the "COMPANY INTELLECTUAL PROPERTY RIGHTS"); or (II) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the executive officers of the Company, are threatened by any Person;

                     (C) the  executive  officers  of the Company do not know of any valid grounds for any bona fide claims (I) to the effect that the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret of any Person; (II) against the use by the Company or any of its Subsidiaries of any Company Intellectual Property Right or Third-Party Intellectual Property Right used in the business of the Company or any of its

            Subsidiaries as currently  conducted or as proposed to be conducted;
            (III) challenging the ownership, validity or enforceability of any of the Company Intellectual Property Rights; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

                     (D) to the knowledge of the executive officers of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

            (q) RIGHTS PLAN. The Company has not adopted or otherwise implemented a stockholder rights plan or other similar agreement or instrument.

            (r) BROKERS AND FINDERS. Neither the Company nor any of its officers, directors (with respect to officers and directors, in such capacity as officers or directors) or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has engaged CSFB as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

            (s) INTERESTED TRANSACTIONS. To the knowledge of the executive officers of the Company and except as set forth in the Company Reports prior to the date hereof, no director or officer of the Company or any Subsidiary, (a) owns, directly or indirectly, any 5% or greater interest in, or is a director, officer, substantial stockholder or employee of, or consultant to, any competitor or supplier of the Company or any Subsidiary, or is in any way associated with or involved in the business conducted by the Company other than in such capacity as a director or officer of the Company or a Subsidiary or a stockholder of the Company, or (b) owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, which is associated with any property, asset or right owned by the Company or a Subsidiary or which the Company or a Subsidiary is presently operating.

            (t) CONTRACTS. Except as set forth in Section 5.1(t) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has or is bound by:

            (i) except for Compensation and Benefit Plans and leases covering the Company Leased Real Property (as defined in Section 5.1(u), any agreement, contract or commitment that involves the payment of an amount or value in excess of $50,000 annually, unless terminable by the Company or its relevant

      Subsidiary on not more than 90 days notice;

            (ii) any  agreement,  indenture or other  instrument  which contains
      restrictions   with   respect  to  payment  of   dividends  or  any  other
      distribution in respect of its capital stock;

            (iii) any agreement, contract or commitment to be performed relating to capital expenditures in excess of $50,000 individually or $500,000 in the aggregate;

            (iv) any agreement, indenture or instrument relating to indebtedness for borrowed money or the deferred purchase price of property;

            (v) any loan or advance to (other than advances to employees in the ordinary course of business in amounts of $20,000 or less to any individual and $50,000 in the aggregate), or investment in (other than investments in subsidiaries), any Person, or any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits (except for bonus arrangements with employees entered into in the ordinary course of business consistent with past practice);

            (vi) except for guarantees of Subsidiary obligations by the Company, any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person;

            (vii) any management service, consulting or any other similar type of contract, involving payments of more than $25,000 annually, unless terminable by the Company on not more than 90 days notice,

            (viii) any agreement, contract or commitment limiting the ability of the Company or any of its subsidiaries to engage in any line of business or to compete with any Person;

            (ix) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of its subsidiaries other than in the ordinary course of business; or

            (x) any material amendment, modification or supplement in respect of any of the foregoing.

            Except as otherwise set forth in Section 5.1(t) of the Company Disclosure

Letter, each contract or agreement set forth in Section 5.1(t) of the Company Disclosure Letter is in full force and effect and (A) there exists no default or event of default or event, occurrence, condition or act (including consummation of the Merger) on the part of the Company or any Subsidiary which, with the giving of notice, the lapse of time or both, would become a default or event of default thereunder and (B) no approval or consent of, or notice to, any person is needed in order that each such contract or agreement shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Merger and the other transactions contemplated by this Agreement, except, in the case of each of (A) and (B), such defaults or required approvals or consents (i) as to which requisite waivers, consents or approvals have been obtained or (ii) which are curable and are cured within the applicable period for cure permitted under such contracts or agreements.

            (u) REAL PROPERTY. (i) Section 5.1(u)(i) of the Company Disclosure Letter lists all real property leased, licensed or occupied under other occupancy agreements or concession agreements by the Company or any of its Subsidiaries (the "COMPANY LEASED REAL Properties") and all real property owned by the Company or any of its Subsidiaries (the "COMPANY OWNED REAL PROPERTIES," and together with the Company Leased Real Properties, the "COMPANY REAL PROPERTIES"). For each Company Leased Real Property, Section 5.1(u)(i) of the Company Disclosure Letter sets forth the following information: (A) the address of the property; (B) the name of the landlord, manager or payee, as appropriate;
(C) the  name of the  tenant;  (D) the  date  of the  lease  and all  amendments thereto; (E) the current expiration date of such lease; (F) any options to extend the term of such lease; (G) if a theater site, the number of screens at such theater; (H) whether the theaters on such site are operating or non-operating; (I) whether the landlord's consent is required as a result of the Merger; (J) any landlord right to terminate the lease (other than arising from a default, casualty, or condemnation); (K) any tenant radius restrictions set forth in such lease; (L) whether the landlord or the tenant has sent to the other party under such lease a notice of default or a notice of termination of such lease which remains uncured and, if so, specifying the alleged default; (M) whether the tenant under such lease is obligated to purchase such property; (N) whether such lease is required to be accounted for under GAAP as a capitalized lease; (O) whether there are any leasehold mortgages secured by such lease and whether the consent of the mortgagee is required in connection with the Merger; and (P) whether the rent, common area charges, taxes or other payments due under such lease are in arrears in excess of 30 days; (Q) the amount of any security deposit posted with the landlord; (R) any existing guarantees given by the Company in connection with such lease or any leasehold mortgage; (S) whether the showing of movies is a permitted use under the lease; (T) any expansion obligations of the tenant under the lease; (U) the amount of any brokerage commissions owed by the tenant in connection with such lease; (V) any obligations of the tenants under the leases to construct, remodel or expand theaters; or (W) any material construction expected or budgeted to be undertaken by the Company or any Subsidiary with respect to any Company Leased Property within the next twelve months (for purposes of this item, Parent and Merger Sub are referred to Sections 5.1(u)(i) and 6.1(c)(iii)(B) of the Company Disclosure Letter); (X) material violations of law known to the executive officers of the Company after inquiry of District
Managers (exclusive of Environmental Laws whare are exclusively addressed in Section 5.1(k) hereof) which the tenant is obligated to cure; and (Z) any permits required for use or occupancy of the leased premises which are not in full force and effect. For each Company Owned Real Property, Section 5.1(u)(i) of the Company Disclosure Letter lists: (a) the address for each such property and (b) whether the consent of any mortgage or lien holder of such property is required as a result of the Merger. Except for such exceptions as would not have a Company Material Adverse Effect and except for (I) the items set forth in
Section 5.1(u)(i) of the Company Disclosure Letter; (II) zoning and planning restrictions, easements, permits and other restrictions or limitations of public record affecting the use of such properties; provided, that individually and in the aggregate, such restrictions, easements and permits do not materially impair the use of such properties as motion picture theaters or for such other purposes as such properties are currently being used; (III) mechanic's liens or other similar encumbrances arising in the ordinary course of business and securing obligations of the Company or its Subsidiaries not yet due and payable; and (IV) other encumbrances on the assets of the Company or its Subsidiaries that individually and in the aggregate do not materially impair the ability of the owner to obtain financing by using such assets as collateral, (x) the Company or one of its Subsidiaries has good, marketable and insurable title to the Company Owned Real Properties, (y) the Company Owned Real Properties are free and clear of all mortgages, liens, leases, tenancies, security interests, options to purchase or lease or rights of first refusal and material violations of law (exclusive of Environmental Laws whare are exclusively addressed in Section 5.1(k) hereof) and reasonably expected by the Company to require the expenditure of in excess of $25,000 per matter to resolve and (z) except for any matter of public record affecting the use of such properties, such properties are free and clear of all covenants, conditions, encumbrances, restrictions, rights-of-way, easements, servitudes, judgments or other imperfections of title. The items listed in subsections (I) through (IV) above are hereinafter collectively referred to as the "COMPANY PERMITTED ENCUMBRANCES." With respect to the Company Leased Real Properties, to the knowledge of the executive officers of the Company as at the date hereof, all such leases are in full force and effect. Except for such exceptions as would not have a Company Material Adverse Effect,
(a) all such leases are the result of bona fide arm's-length negotiations between the parties and (b) Company and the Company Subsidiaries are not in arrears in the payment of rents, common area charges, real estate taxes or other amounts due under any such leases in excess of 10 days. As at the date hereof, except for such exceptions as would not have a Company Material Adverse Effect, with respect to each Company Leased Real Property or as otherwise disclosed in the Company Disclosure Letter, so long as the tenant performs all of its obligations under such lease within applicable notice and grace periods, (a) the rights of Company or any Company Subsidiary under such lease cannot be legally terminated by the landlord thereof and (b) Company's or such Subsidiary's possession of such Company Leased Real Property and the use and enjoyment thereof cannot be legally disturbed by any landlord. Except for such exceptions as would not have a Company Material Adverse Effect, the Company is not obligated to purchase any Company Leased Real Property, and no Company Leased Real Property is required to be accounted for under GAAP as a capitalized lease. To the knowledge of the executive officers of the Company, except for such exceptions as would not have a Company Material Adverse Effect, there are no intended public improvements that will result in any material charge being levied against, or in the creation of any encumbrances upon the Company Owned Real Properties or any portion thereof, and there are no options, rights of first refusal, rights of first offer or other similar rights with respect to the Company Owned Real Properties.
Section 5.1(u)(i) of the Company Disclosure Letter lists all mortgages affecting the Company Owned Real Properties, indicates whether the transaction hereunder would be an event of default or result in any acceleration of indebtedness thereunder, and sets forth any uncured events of default thereunder or events or conditions which may become events of default thereunder with the giving of notice, lapse of time or both.

            (ii) Except for such exceptions as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect:

                     (A) the  Company or a Company  Subsidiary  is the owner of, and no other person, firm or corporation has any interest as owner in or to, or any right to occupancy in, any Company Owned Real Property;

                     (B) the  Company or a Company  Subsidiary  is the tenant or lessee with respect to, and no other person, firm or corporation has any interest as tenant or lessee in or to, or any right to occupancy in, any Company Leased Real Property;

                     (C) there are no Persons  currently  in  possession  of the
            Company Real Properties other than Company and its Subsidiaries, nor are there any leases, subleases, licenses, concessions or other agreements permitting anyone other than Company and its Subsidiaries, to use, manage, occupy or possess any Company Real Property or any part thereof other than as disclosed in Section 5.1(u)(ii) which lists all the leases affecting the Company Owned Real Properties, and (I) all rent and additional rent payable thereunder, (II) all security deposits held by the Company or any of its Subsidiaries thereunder, and (III) any notices of default given or received by the landlord thereunder which remain uncured;

                     (D) (I)  neither  Company nor any of its  Subsidiaries  has received any written notices or notices of violation of law or local or municipal ordinances or orders, or regulations, presently noted in or issued by federal, state, local or municipal departments having jurisdiction against or affecting any of the Company Real Properties that remain uncured and (II) to the knowledge of the executive officers of the Company the current maintenance, operation, use and occupancy of the Company Real Properties does not violate any building, zoning, health, environmental, fire or similar law, ordinance, order or regulation (including the Americans with Disabilities Act of 1990, 42 U.S.C. (S)12183, as amended (the "ADA") and comparable state and municipal legislation), or the terms and conditions of any of the applicable leases;

                     (E) (I)  neither  Company nor any of its  Subsidiaries  has received written notice of its failure to obtain any necessary certificate of occupancy (or similar permit) for use of each of the theaters located on the Company Real Properties as a motion picture theater, (II) to the knowledge of the executive officers of the Company, either Company or one of its Subsidiaries possesses the certificate of occupancy and all other certificates, approvals, permits and licenses from any Governmental Entity having jurisdiction over such theaters that are necessary to permit the lawful use and operation of such theaters as motion picture theaters (the "COMPANY Permits"), and all of the same are valid and in full force and effect, and (III) to the knowledge of executive officers of the Company, there exists no threatened revocation of any certificate of occupancy or any of the Company Permits;

                     (F) neither Company nor any of its Subsidiaries has received any written notice that it has failed to obtain any necessary sign permits, illuminated sign permits, and marquee permits from the appropriate Governmental Entity having jurisdiction over existing signs and marquees at the Company Real Properties, and, to the knowledge of the executive officers of the Company, such permits are valid and in full force and effect and there exists no threatened revocation of any such permits;

                     (G) to the knowledge of the executive officers of the Company there are no actions pending or threatened to change the zoning or building ordinances affecting any of the Company Real Properties, or of any pending or threatened condemnation of any of the Company Real Properties nor has there been any material casualty damage to any of the Company Real Properties which remains unrestored;

                    (H) neither the  Company  nor any of its  Subsidiaries  has received any written notice from any insurance carrier of any work required to be performed at any theater located on the Company Real Properties or the Company Leased Properties (each, a "COMPANY THEATER") that has not been performed as of the date hereof or of any defects or inadequacies in any such theater that have not been corrected as of the date hereof and which if not corrected could result in termination of insurance coverage or a material increase in the cost thereof;

                     (I) with respect to all Company Theaters, all water, sewer, gas, electricity, telephone and other utilities required for the operation of each such theater are installed and operating and all installations and connection charges charged to Company or any of its Subsidiaries pursuant to applicable invoices that are not the subject of a good faith dispute have been paid in full and any installation and connection charges that are properly charges to Company or its Subsidiaries after the date hereof and prior to the Closing Date shall be paid in full, except, in each case, for payments that are current and will be paid in the ordinary course of business;

                     (J) Section  5.1(u)(iii) of the Company  Disclosure  Letter
            lists all radius restrictions or other non-competition agreements to which the Company or any of its Subsidiaries is subject.

            (v) OPERATING ASSETS. Except for such exceptions as would not have a Company Material Adverse Effect, (i) Company has good and marketable title or leasehold title or a valid license to all of the personal property used, or held for use, in connection with the theaters operated on the Company Real Properties (other than gaming and vending machines used in the ordinary course of business), subject to no encumbrance other than the Company Permitted Encumbrances; (ii) no financing statement under the Uniform Commercial Code or under the personal property securities laws and regulations of any province or territory of Canada or any similar applicable statute has been filed in any jurisdiction, and neither Company nor any of its Subsidiaries has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except in connection with the Company Permitted Encumbrances; (iii) each theater located on a Company Real Property and each of the items of personal property used or held for use in, or in connection with, each such theater, including without limitation, seating, projection equipment and screens, are in good operating condition, subject to normal wear and tear, and are fit for the use for which they are intended and to which they are presently devoted; (iv) each theater located on a Company Real Property, together with the related items of personal property located therein, constitutes a fully operable motion picture theater and is sufficient to permit Company to operate the business as currently being conducted therein; and (v) except as contemplated by this Agreement, since the Audit Date, neither the Company nor any of its Subsidiaries has sold, removed or transferred any equipment or property from any theater located on a Company Real Property, except in the ordinary course of business and so long as such equipment or property has been replaced prior to the date hereof.

            V.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "PARENT DISCLOSURE LETTER"), Parent and Merger Sub each hereby represent and warrant to the Company that:

            (a) CAPITALIZATION OF MERGER SUB. The authorized capital stock of Merger Sub consists of 1000 shares of Common Stock, par value $.01 per share, all of which are outstanding and are validly issued, fully paid and unassessable. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options, warrants or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

            (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of Parent and its "SIGNIFICANT SUBSIDIARIES" (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below).

            As used in this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of the Parent and its Subsidiaries taken as a whole provided, however, that a

Parent Material Adverse Effect shall not include any effect upon the financial condition, properties, business or results of operations of the Company, or any of its Subsidiaries resulting from national economic or business conditions, generally or the public announcement of the execution of the Merger Agreement and the transactions contemplated thereby.

            (c) CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, of which 53,694,331 shares were outstanding as of the close of business on August 10, 1998, 80,000,000 shares of Class B Common Stock , par value $.01 per share (the "PARENT CLASS B COMMON STOCK") of which 21,613,418 shares were outstanding as of the close of business on August 10,1998, and 10,000,000 shares of Preferred Stock par value $.01 per share (the "PARENT PREFERRED SHARES", and collectively with the Parent Common Stock, the Parent Class B Common Stock, the "PARENT SECURITIES"), none of which were outstanding as of the close of business on August 10,1998. All of the outstanding Parent Securities have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Securities reserved for issuance, except that, as of August 10, 1998, there were 6,045,940 shares of Parent Common Stock reserved for issuance pursuant to the CSC 1998 Employee Stock Plan, 453,150 shares of Parent Common Stock reserved for issuance pursuant to the CSC Amended and Restated Employee Stock Plan and 120,000 shares of Parent Common Stock reserved for issuance pursuant to the CSC 1996 Non-Employee Director Stock Option Plan (collectively, the "PARENT STOCK PLANS"), the 21,613,418 shares of Parent Common Stock subject to issuance upon conversion of the outstanding shares of Parent Class B Common Stock, 10,231,320 shares of Parent Common Stock subject to issuance upon conversion of the 8 1/2% Series I Cumulative Convertible Exchangeable Preferred Stock of CSC Holdings, Inc., a wholly owned subsidiary of Parent. In addition, in connection with a pending two-for-one stock split of Parent Common Stock and Parent Class B Common Stock, payable on August 21, 1998 to holders of record as of August 10,1998, Parent has, as of the date hereof, reserved for issuance an additional 92,158,160 shares of Parent Common Stock and 21,613,418 shares of Parent Class B Common Stock. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("PARENT VOTING DEBT").

            (d)  CORPORATE AUTHORITY.

            (i) No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger.

      This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

            (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent
      Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

            (e) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws, and (D) required to be made with the ASE, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent Parent or Merger Sub from consummating the transactions contemplated by this Agreement.

            (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of Parent or Merger Sub or the comparable governing instruments of any of its Significant Subsidiaries, (B) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a Lien on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Significant Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent Parent or Merger Sub from consummating the transactions contemplated by this Agreement.

            (f) PARENT REPORTS; FINANCIAL STATEMENTS. Parent has made available to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1997 (the "PARENT AUDIT DATE"), including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1997 and (ii) Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "PARENT REPORTS"). As of their respective dates, (or, if amended, as of the date of the latest such amendments) the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (g) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries taken as a whole or any development or combination of developments, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance other than any such damage, destruction or casualty loss that, individually or in the aggregate has not had or is not reasonably likely to have a Parent Material Adverse Effect; or (iii) any change by Parent in accounting principles, practices or methods. Since the Parent Audit Date, except as provided for herein or as disclosed in the Parent Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Parent or any of its Subsidiaries to officers or key employees or any amendment of any of the Parent Compensation and Benefit Plans other than increases or amendments in the ordinary course.

            (h) LITIGATION AND LIABILITIES. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Affiliates or (ii) liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the executive officers of Parent has knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Affiliates, except for those that, if adversely determined, would not be reasonably likely to have a Parent Material Adverse Effect or prevent Parent or Merger Sub from consummating the transactions contemplated by this Agreement.

            (i) COMPLIANCE WITH LAWS. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent Parent or Merger Sub from consummating the transactions contemplated by this Agreement. Except as set forth in the Parent Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of the executive officers of Parent, threatened, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent Parent or Merger Sub from consummating the transactions contemplated by this Agreement.

            (j) OWNERSHIP OF SHARES. Except as to Company Securities deemed beneficially owned by Parent pursuant to the Stockholders Agreement, neither Parent nor any of its Subsidiaries beneficially owns (within the meaning of such term under Rule 13d-3 of the Exchange Act) any Company Securities.

            (k) BROKERS AND FINDERS. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has engaged Gemini Associates Inc. ("GEMINI") as its financial advisor.

            (l) AVAILABLE FUNDS. Parent has or will have available to it all funds necessary to satisfy all of its obligations hereunder and in connection with the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VI

                                    Covenants

            VI.1. INTERIM OPERATIONS. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (unless Parent shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement):

            (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

            (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its certificate of incorporation or by-laws; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) except for the repurchase of the Class A Warrant contemplated by the Warrantholder Agreement and the repurchase of outstanding Class B Preferred Shares, repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

            (c) except as set forth in Section 6.1(c) of the Company Disclosure Letter, neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plan or upon conversion of the Class A Preferred Shares and Class C Preferred Shares); (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any material property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) except as set forth in Section 6.1(c)(iii) of the Company Disclosure Letter, make or authorize or commit for any capital expenditures other than in amounts less than $25,000 individually and $100,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of $25,000;

            (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except increases for non-executive employees occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

            (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

            (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business; and

            (g) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

            VI.2. ACQUISITION PROPOSALS. The Company agrees that after the date hereof and prior to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate or solicit, encourage or otherwise knowingly facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or 15% or more of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person other than Parent or Merger Sub relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a

Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed a customary form of confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) withdrawing, modifying or changing, in a manner adverse to Parent, its recommendation to the stockholders of the Company with respect to this Agreement or the Merger, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith by a majority vote after consultation with outside legal counsel that failing to take such action would be reasonably likely to result in a breach of their fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties other than Parent or Merger Sub conducted heretofore with respect to any Acquisitions Proposal. The Company agrees that it will take the necessary steps to promptly inform any individuals or entities referred to in the preceding sentence hereof of the obligations undertaken in this Section 6.2. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request any Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

            VI.3. INFORMATION SUPPLIED. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "PROSPECTUS/PROXY STATEMENT") constituting a part thereof) (the "S-4 REGISTRATION STATEMENT") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            VI.4. STOCKHOLDERS MEETING. Subject to their fiduciary obligations under applicable law, the Company's Board of Directors shall recommend the adoption of the Merger Agreement by holders of Shares and Class A Preferred Shares at the meeting of such stockholders called to consider and vote upon adoption of the Merger Agreement (the "Stockholders Meeting") and shall take all lawful action to solicit such adoption. Whether or not the Board of Directors of the Company determines at any time after the date hereof that this Agreement is no longer advisable and recommends that the holders of Shares and Class A
Preferred Shares reject it, the Company is required to, and will take, in accordance with applicable law and its certificate and by-laws, all action necessary to convene the Stockholders Meeting as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the adoption of this Agreement.

            VI.5. FILINGS; OTHER ACTIONS; NOTIFICATION. (a) The Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company. Parent shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

            (b) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that nothing in this Section 6.5 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

            (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

            (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

            VI.6. TAXATION. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code if the Average Parent Share Price is greater than or equal to the Floor Price.

            VI.7. ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford the Parent's officers, employees, counsel, accountants and other authorized representatives ("REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the earlier of termination of this Agreement in accordance with its terms and the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, PROVIDED that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, and PROVIDED, FURTHER, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used its reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company, or such Person as may be designated by its executive officers. All such information shall be governed by the terms of the Confidentiality Agreement.

            VI.8. AFFILIATES. At least 30 days prior to the Stockholders Meeting, the Company shall deliver to Parent a list of names and addresses of those Persons who will be, in the opinion of the Company, as of the time of the Stockholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company at such time; PROVIDED, HOWEVER, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company who makes a Stock Election identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-1 (the "AFFILIATES LETTER"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

            VI.9. STOCK EXCHANGE LISTING AND DE-LISTING. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the ASE subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to be de-listed from the ASE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

            VI.10. PUBLICITY. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

            VI.11.  Benefits.

            (a) STOCK OPTIONS. At the Effective Time, each then outstanding option to purchase Shares ("OPTION") under the Stock Plan, whether vested or unvested, shall be cancelled and the holder thereof shall be entitled to receive an amount of cash equal to the product of (x) the amount, if any, by which the Share Cash Merger Consideration exceeds the exercise price per Share under such Option and (y) the number of Shares issuable pursuant to the unexercised portion of such Option, less any required withholding of taxes (such amount being hereinafter referred to as the "OPTION CONSIDERATION"). The Option Consideration shall be paid as soon as practicable following the Effective Time. Prior to the Effective Time, the Company shall take such actions as may be necessary to effectuate the foregoing, including without limitation obtaining all applicable consents. The cancellation of an Option in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option, and any required consents received from Option holders shall so provide.

            (b)  EMPLOYEE BENEFITS.

            (i) Each of Parent and Merger Sub agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Surviving Corporation and its Subsidiaries will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of Shares) that are substantially similar in the aggregate to those currently provided by the Company and its Subsidiaries to such employees. Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date hereof and all employment or severance agreements entered into by the Company or adopted by the board of directors of the Company prior to the date hereof. Parent agrees to offer or cause Merger Sub to offer employment contracts with the persons and on the terms set forth on Schedule I to this Agreement immediately prior to the Effective Time. Nothing herein shall prevent Parent from terminating any Compensation and Benefit Plan.

            (ii) Each of Parent and Merger Sub agrees that the employees of the Surviving Corporation shall receive full credit for purposes of eligibility and vesting under the employee benefit plans or arrangements maintained by the Surviving Corporation for such employees' service with the Company or any of its Subsidiaries to the same extent recognized by the Company immediately prior to the Effective Time.

            VI.12. EXPENSES. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

            VI.13. INDEMNIFICATION; DIRECTORS' AND OFFICERS' Insurance. (a) From
and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company, (when acting in such capacity or when serving at the request of the Company as a director or officer of a Subsidiary or a fiduciary of a Compensation and Benefits Plan) determined as of the Effective Time (the
"INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, resulting from matters existing or occurring at or prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation resulting from the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such Person (and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, PROVIDED, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), and PROVIDED, FURTHER, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the Company's certificate of incorporation and by-laws shall be made by independent counsel selected by the Surviving Corporation.

            (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) Parent, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent will not be unreasonably withheld); and PROVIDED, FURTHER, that Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

            (c) Parent shall and shall cause the Surviving Corporation to maintain the Company's existing officers' and directors' liability insurance ("D&O INSURANCE") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (the "CURRENT PREMIUM"); PROVIDED, HOWEVER, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period, Parent shall and shall cause the Surviving Corporation to use all reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium. The Company will use all reasonable efforts to obtain officers and directors liability insurance to become effective at the Effective Time with coverage amounts and a term reasonably satisfactory to Parent.

            (d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.

            (e) The provisions of this Section 6.13 shall survive the closing of the transactions contemplated hereby, and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

            VI.14. OTHER ACTIONS BY THE COMPANY; TAKEOVER STATUTES; CHANGE OF CONTROL OFFER. The Company shall repurchase the outstanding Class A Warrant immediately prior to the Effective Time for $1.00. The Company shall use all reasonable efforts to obtain such waivers, consents and estoppel certificates as Parent shall reasonably request, upon terms and conditions and in a form reasonably satisfactory to Parent with respect to any material Contracts of the Company or its Subsidiaries, it being understood and agreed that the Company shall not amend or agree to amend such Contracts or make any additional payments or incur any additional obligations or grant any additional rights in order to obtain such waivers, consents and certificates without Parent's prior written consent. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stockholders Agreements, the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholders Agreements or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. The Company agrees that it will mail a notice with respect to a Change of Control Offer (as defined in the Indenture, dated as of June 12, 1998 (the "INDENTURE"), between the Company and The Bank of New York, as Trustee, relating to the Company's outstanding 10 7/8% Senior Notes due June 12, 2008 (the "NOTES")) pursuant to Section 4.19 of the Indenture, within five business days of the date hereof and shall provide that the Change of Control Payment Date (as defined in the Indenture) with respect to such Change of Control Offer shall not, without Parent's written consent, be more than thirty days from the date such notice is mailed. If the Company complies with preceding sentence and, prior to the Change of Control Payment Date, there has been no public disclosure of any events, conditions, circumstances or other matters relating to the Company or its Subsidiaries the subject matter of which represents, individually or in the aggregate (and without giving effect to any qualifications as to "Company Material Adverse Effect," "material" or other similar qualifications), a breach of the representations and warranties of the Company contained in this Agreement as of the date hereof, which breaches have had or are reasonably likely to have, a Company Material Adverse Effect or are reasonably likely to prevent the Company from consummating the transactions contemplated by this Agreement, on the Change of Control Payment Date, Parent will purchase any Notes required to be purchased by the Company pursuant to such Change of Control Offer.

            6.15. PARENT VOTE. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Company Securities entitled to vote and any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting), and shall cause a meeting of stockholders of Merger Sub to be called for such purpose unless such action is taken by consent in lieu thereof.

                                   ARTICLE VII

                                   Conditions

            VII.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

            (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by holders of Company Securities constituting the Company Requisite Vote and shall have been duly adopted by the sole stockholder of Merger Sub in accordance with applicable law and the certificate and by-laws of each such corporation.

            (b) ASE LISTING. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the ASE upon official notice of issuance.

            (c) REGULATORY CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "GOVERNMENTAL CONSENTS") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be).

            (d) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "ORDER"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

            (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

            VII.2. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, this Section 7.2(a) shall be deemed to have been satisfied even if such representations or warranties (without giving effect to any qualifications as to "Company Material Adverse Effect," "material" or similar qualifications) are not so true and correct unless the failure of such representations or warranties (without giving effect to any qualifications as to "Company Material Adverse Effect," "material" or similar qualifications) to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect or is reasonably likely to prevent the Company from consummating the transactions contemplated by this Agreement.

            (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive of the Company to such effect.

            (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under the Contracts listed in Section 7.2(c) of the Parent Disclosure Letter and all other consents or approvals from each Person whose consent or approval is required under any Contract except for such consents or approvals the failure to obtain would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or be reasonably likely to prevent the Company from consummating the transactions contemplated by this Agreement.

            (d) TAX OPINION. If, and only if, the Average Parent Share Price is greater than or equal to the Floor Price (and treated as being greater than or equal to the Floor Price after giving effect to Section 4.2(a)(iv)), Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.

            (e) RESIGNATIONS. Parent shall have received the resignations of each director of the Company.

            (f) EMPLOYMENT AGREEMENTS. Parent and/or Merger Sub shall have entered into an Employment Agreement with A. Dale Mayo, in the form attached hereto as Schedule II.

            (g) AFFILIATES LETTERS. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to
Section 6.8.

            VII.3. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (except that the representations and warranties of Parent and Merger Sub contained in Sections 5.2(c), (g), (h) and (i) shall not be required to be so true and correct as of such dates if the Average Parent Price is less than the Floor Price, and in which event neither Parent nor Merger Sub shall have any obligation or liability (and the Company shall have no rights) in respect of a breach of such representations and warranties) as though made on and as of the Closing Date, (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and an executive officer of Merger Sub to such effect; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, this Section 7.3(a) shall be deemed to have been satisfied even if such representations or warranties (without giving effect to any qualifications as to "Parent Material Adverse
Effect," "material" or similar qualifications) are not so true and correct unless the failure of such representations or warranties (without giving effect to any qualifications as to "Parent Material Adverse Effect," "material" or similar qualifications) to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect or is reasonably likely to prevent Parent from consummating the transactions contemplated by this Agreement.

            (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and an executive officer of Merger Sub to such effect.

            (c) TAX OPINION. If, and only if, the Average Parent Share Price is greater than or equal to Floor Price (and treated as being greater than or equal to the Floor Price after giving effect to Section 4.2(a)(iv)), the Company shall have received the opinion of Kirkpatrick & Lockhart, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.


                                  ARTICLE VIII

                                   Termination

            VIII.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

            VIII.2. TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (i) the Merger shall not have been consummated by February 28, 1999, whether such date is before or after the date of approval by the stockholders of the Company; PROVIDED, HOWEVER, that if Parent determines that additional time is necessary in order to forestall any action to restrain, enjoin or prohibit the Merger by any Government Entity, the Termination Date may be extended by Parent to a date not beyond April 30, 1999 (the "TERMINATION DATE"), (ii) the adoption of this Agreement by Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company; PROVIDED, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the event that would otherwise give rise to a right to terminate this Agreement.

            VIII.3. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of the Company if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

            VIII.4. TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or approved or recommended a Superior Proposal or (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach.

            VIII.5. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

            (b) In the event that (i) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(ii)or (ii) this Agreement is terminated by Parent pursuant to Section 8.4(i), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of $1,600,000 and shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the charges and expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $400,000, in each case payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of The Chase Manhattan Bank, N.A. in effect on the date such payment was required to be made.



                                   ARTICLE IX

                            Miscellaneous and General

            IX.1.  SURVIVAL.  This Article IX and the agreements of the Company,
Parent and Merger Sub contained in Sections 6.6 (Taxation), 6.9 (Stock Exchange Listing and De-listing), 6.11 (Benefits), 6.12 (Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

            IX.2. MODIFICATION OR AMENDMENT. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

            IX.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

            IX.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            IX.5.  GOVERNING  LAW AND  VENUE;  WAIVER  OF JURY  TRIAL.  (A) THIS
AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED

AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

            (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

            IX.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

            IF TO PARENT OR MERGER SUB:

            Cablevision Systems Corporation,
            One Media Crossways,
            Woodbury, New York 11797.
            Attention:  General Counsel
            fax:  (516) 364-8501.

            (with copies to:

            John P. Mead, Esq.
            Duncan C. McCurrach, Esq.
            Sullivan & Cromwell,
            125 Broad Street,
            New York, New York  10004
            fax:  (212) 558-3588.)

            IF TO THE COMPANY:

            Clearview Cinema Group, Inc.
            97 Main Street,
            Chatham, New Jersey 07928.
            Attention:  Chief Executive Officer
            fax:  (973) 377-4303

            (with a copies to:

            Warren Colodner, Esq.,
            Janice C. Hartman, Esq.
            Kirkpatrick & Lockhart,
            1251 Sixth Avenue, 45th Floor,
            New York, New York 10022
            fax: (212) 536-3901.)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

            IX.7. ENTIRE. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

            IX.8. NO THIRD PARTY  BENEFICIARIES.  Except as provided in Sections

6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            IX.9. OBLIGATIONS OF PARENT AND OF THE COMPANY. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

            IX.10. TRANSFER TAXES. Any liability arising out of the New York City Real Property Gains Tax, if applicable and due with respect to the Merger, shall be borne by the Company, as well as real property transfer taxes, if any, payable in any other jurisdiction where any of the Company Real Properties is situated. The parties shall cooperate in the allocation of the purchase price in a fair and reasonable manner so as to determine what, if any value is being paid for each of the Company Real Properties which may be subject to such a real estate transfer tax, and the parties shall complete and file all required real property transfer tax forms. All other transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due, and Parent and Merger Sub will indemnify the Company against liability for any such taxes.

            IX.11. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            IX.12. INTERPRETATION. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            IX.13. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise; PROVIDED, HOWEVER, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                              CABLEVISION SYSTEMS CORPORATION



                              By: /s/ ANDREW B. ROSENGARD
                                  -----------------------
                                  Name: Andrew B. Rosengard
                                  Title: Executive Vice President


                              CCG HOLDINGS INC.



                              By: /s/ ANDREW B. ROSENGARD
                                  -----------------------
                                  Name: Andrew B. Rosengard
                                  Title: Executive Vice President


                              CLEARVIEW CINEMA GROUP, INC.



                              By: /s/ A. DALE MAYO
                                  -----------------
                                  Name: A. Dale Mayo
                                  Title: President


                                     A-i-1